SECOND SUPPLEMENTAL INDENTURE


          SECOND SUPPLEMENTAL INDENTURE, (this "Supplemental Indenture") dated as of the 30th day of October, 2000, among Medtec Ambulance Corporation, an Indiana corporation (the "Guaranteeing Subsidiary"), and a subsidiary of Oshkosh Truck Corporation, a Wisconsin corporation (the "Company"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Firstar Bank, National Association, as successor in interest to Firstar Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 26, 1998 providing for the issuance of an aggregate principal amount of up to $150,000,000 of 8 3/4% Senior Subordinated Notes due 2008 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

               (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

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                    (i)  The principal of and interest on the Notes will be
                         promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                    (ii) In case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, an action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

               (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) No Subsidiary Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.


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               (g)  As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

               (h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

               (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 10 of the Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

          3. Execution And Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          4. Guaranteeing Subsidiaries May Consolidate, Etc. on Certain Terms.

               (a) No Guaranteeing Subsidiary may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

                    (i) subject to Section 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                    (ii) immediately after giving effect to such transaction, no
                         Default or Event of Default exists.


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               (b)  In case of any such consolidation, merger, sale or
                    conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

               (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

          5. Releases.

               (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation
                    Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

               (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 10 of the Indenture.

          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of each Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect Of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.


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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                        MEDTEC AMBULANCE CORPORATION


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President, General
                                                 Counsel and Secretary

                                        OSHKOSH TRUCK CORPORATION


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President, General
                                                 Counsel and Secretary

                                        PIERCE WESTERN REGION
                                        REFURBISHMENT CENTER, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Secretary


                                        KEWAUNEE FABRICATIONS, L.L.C.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President, General
                                                 Counsel and Secretary

                                        VIKING TRUCK & EQUIPMENT SALES, INC.,
                                        a Michigan corporation


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary


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

                                        VIKING TRUCK & EQUIPMENT SALES, INC.,
                                        an Ohio corporation


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        MCNEILUS FINANCIAL SERVICES, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        VIKING EQUIPMENT LEASING, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        MCNEILUS RESCUE CORPORATION


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        MCNEILUS TRUCK & MANUFACTURING, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary


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

                                        IOWA CONTRACT FABRICATORS, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        MCINTIRE FABRICATORS, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        KENSETT FABRICATORS, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        MCNEILUS COMPANIES, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        MCNEILUS FINANCIAL, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary


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

                                        PIERCE MANUFACTURING, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: Executive Vice President
                                                 and Secretary

                                        SUMMIT PERFORMANCE SYSTEMS, INC.


                                        By: /s/ Timothy M. Dempsey
                                            ------------------------------------
                                        Name:  Timothy M. Dempsey
                                        Title: President and Secretary


                                        FIRSTAR BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:__________________________________
                                        Title:_________________________________


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